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Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO AFFILIATED MANAGERS GROUP, INC.
2013 INCENTIVE STOCK AWARD PLAN

Pursuant to the Affiliated Managers Group, Inc. 2013 Incentive Stock Award Plan, as amended and/or restated from time to time (the “Plan”), and subject to the terms of this agreement (the “Agreement”), Affiliated Managers Group, Inc. (the “Company”) hereby grants to the grantee named on Exhibit A hereto (the “Grantee”) an Award (the “Award”) of restricted stock units (each a “Unit, and together, the “Units”), consisting of the right to receive a distribution of the number of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) specified on Exhibit A, to be issued and distributed to the Grantee according to the terms set forth herein and in the Plan, and the vesting schedule and performance requirements (if any) set forth herein.

1.Vesting and Performance Measure.

(a)Vesting. Subject to the discretion of the Administrator to accelerate the vesting schedule, the Units shall vest in the amounts and on the dates indicated on Exhibit A; provided that, Grantee’s Employment is through the applicable vesting date set forth on Exhibit A. In addition, if this Award is subject to a Performance Measure (but not otherwise), Section 1(b) shall apply. For the avoidance of doubt, the vesting of the award may be accelerated automatically in certain circumstances described herein.

(b)Performance Measure. The Units, if subject to a Performance Measure (as defined herein), shall be eligible to vest in accordance with Section 1(a) only if the Compensation Committee has certified the attainment of the Performance Measure with respect to all or any portion thereof; it being understood that if vesting of the Units is accelerated pursuant to Sections 1(c)(y) or 3(a)(ii) hereof, such vested Units shall remain subject to the attainment of the Performance Measure and no Shares shall be issued and distributed in respect of such Units unless and until the Compensation Committee has certified that the Performance Measure has been attained. If such Performance Measure remains in effect and the Compensation Committee certifies that it has not been attained with respect to all or any portion of the Units (including any Units that have vested pursuant to Sections 1(c)(y) or 3(a)(ii) hereof), this Award shall terminate immediately and be of no further force or effect with respect to all of the Units or such portion thereof, as applicable.

(c)Change of Control. Notwithstanding anything to the contrary herein or in the Plan, in the event of termination of Grantee’s Employment (i) by the Company without Cause or (ii) by the Grantee for Good Reason, in either case occurring within the two-year period following a Change of Control, the Units subject to this Award shall automatically fully vest at the time of such termination; provided that, if subject to a Performance Measure, the Units subject to this Award shall only vest pursuant to this Section 1(c) if (x) the Compensation Committee has certified that the Performance Measure has been attained on or before the date of termination, and in such case shall vest at the time of such termination in the amount indicated on Exhibit A, or (y) the attainment of the Performance Measure is not yet determinable as of such date, and in such case shall fully vest at the time of such termination but the vested Units shall remain subject to the attainment of the Performance Measure and no Shares shall be issued and distributed unless and until the Compensation Committee has certified that the Performance Measure has been attained (and shall be issued and distributed at the time of such certification (if any) in the amount indicated on Exhibit A). (For the avoidance of doubt, if the Units subject to this Award (including any Units that vested pursuant to sub-clause (y) above) are subject to a Performance Measure that the Compensation Committee has certified has not been attained with respect to all or any portion thereof, this Award shall terminate with respect to all of the Units or such portion thereof, as applicable, in accordance with Section 1(b) hereof.)

2.Definitions. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan, as applicable and as may be amended from time to time. For purposes of this Agreement, as applicable, the following terms shall have the following meanings:

(a)“Administrator” shall be defined as the Compensation Committee and, as applicable, any permitted delegate thereof.

(b)“Cause” means any of the following:

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(i)the Grantee’s engagement in any criminal act which is or involves a serious felony offense, a violation of federal or state securities laws (or equivalent laws of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, or theft or any other crime involving dishonesty;

(ii)the Grantee’s willful or grossly negligent failure to perform duties owed to the Company or an Affiliate;

(iii)the Grantee’s willful violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its subsidiaries or Affiliates is a member; or

(iv)the Grantee’s willful violation of any Company policy or any applicable policy of any of its subsidiaries or Affiliates concerning confidential or proprietary information, or material violation of any other Company or applicable subsidiary or Affiliate policy or written agreement as in effect from time to time.

The determination as to whether “Cause” has occurred shall be made by the Administrator. The Administrator shall also have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause”. If, subsequent to the Grantee’s termination of Employment for other than Cause, it is determined that the Grantee’s Employment could have been terminated for Cause, the Grantee’s Employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to such Cause occurred. Notwithstanding the foregoing, if Grantee is party to an employment, severance-benefit, change of control or similar agreement with the Company that contains a definition of “Cause” (or a correlative term), such definition will apply (in the case of such Grantee for purposes of this Agreement) in lieu of the definition set forth above during the term of such agreement.

(c)“Client” shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules:

i.    with respect to each Client, the term “Client” shall also include any Persons who are Affiliates of such Client and, to the extent known by the Grantee to have such connection with such Client (and the Grantee shall be deemed to have such knowledge if the Grantee would reasonably have been expected to have such knowledge in the ordinary course of the Grantee’s duties while the Grantee was employed by the Company and its subsidiaries and Affiliates), directors, officers or employees of such Client or any such subsidiaries or Affiliates thereof, or Persons who are members of the immediate family of such Client or any of the other foregoing Persons or Affiliates of any of them;
ii.    with respect to any Present Client or Past Client (as applicable) that is a Fund, the term “Client” shall also include (x) the sponsor of such Client, and any other Fund sponsored by such Person or its Affiliates, and (y) any investor in such Client (provided that, except to the extent the Grantee had knowledge of the identity of an investor therein while the Grantee was employed by the Company and its subsidiaries and Affiliates (and the Grantee shall be deemed to have had such knowledge if the Grantee would reasonably have been expected to have had such knowledge in the ordinary course of the Grantee’s duties while the Grantee was employed by the Company and its subsidiaries and Affiliates), in the case of any Fund, an investor therein shall not be deemed a Present Client or Past Client (as applicable) hereunder);
iii.    with respect to any Client that is a trust or similar entity, the term “Client” shall include the settlor and, to the extent such beneficiary is known to the Grantee to be such a beneficiary (and the Grantee shall be deemed to have had such knowledge if the Grantee would reasonably have been expected to have had such knowledge in the ordinary course of the Grantee’s duties while the Grantee was employed by the Company and its subsidiaries and Affiliates), any Person who is a beneficiary of such Client and the Affiliates and immediate family members of any such Persons;
iv.    with respect to so-called “wrap programs,” “SMA programs” or similar programs, the term “Client” shall include (x) the sponsor of such program, and (y) the underlying participants in such program (provided that, except to the extent the Grantee had knowledge of the identity of a participant therein while the Grantee was employed by the Company and its subsidiaries and Affiliates (and the Grantee shall be deemed to have had such knowledge if the Grantee would reasonably have been expected to have had such knowledge in the ordinary course of the Grantee’s duties while the Grantee was employed by the Company and its subsidiaries and Affiliates), a participant therein shall not be deemed a Present Client or Past Client (as applicable) hereunder); and

v.    with respect to each Client, the term “Client” shall also include any Persons who (x) in U.S. retail markets, serve as intermediaries, including, but not limited to, broker-dealers and financial advisers and, (y) in

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all other markets, serve as an intermediary with discretion as to whether or not to make Affiliate products available to their underlying clients.

(d)“Fund” shall mean any collective investment vehicle (whether open-ended or closed-ended), including, without limitation, an investment company (whether or not registered under the 1940 Act), a general or limited partnership, a trust or a commingled fund, in any such case organized (or otherwise formed) in any jurisdiction.

(e)“Good Reason” shall mean any of the following events or conditions occurring without the Grantee’s express written consent, provided that the Grantee shall have given notice of such event or condition within 90 days of the initial existence of such event or condition and the Company shall not have remedied such event or condition within 30 days after receipt of such notice:

(i)a materially adverse alteration in the nature or status of the Grantee’s duties or responsibilities;

(ii)a material reduction in the Grantee’s annual base salary or any target bonus, other than an across-the-board reduction that applies to the Grantee and similarly-situated employees; or

(iii)a change of 50 miles or more in the Grantee’s principal place of Employment, except for required travel on business to an extent substantially consistent with the Grantee’s business travel obligations.

Notwithstanding the foregoing, if the Grantee is party to an employment, severance-benefit, change of control or similar agreement with the Company or any subsidiary thereof that contains a definition of “Good Reason” (or a correlative term), such definition will apply (in the case of the Grantee for purposes of this Agreement) in lieu of the definition set forth above during the term of such agreement.

(f)“Investment Management Services” shall mean any services which involve: (i) the management of an investment account or Fund (or portions thereof or a group of investment accounts or Funds); (ii) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds); or (iii) otherwise acting as an “investment adviser” within the meaning of the Advisers Act, including, without limitation, in each of the foregoing cases, performing activities related or incidental thereto.

(g)“Past Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) who at any point prior to such time of determination had been, directly or indirectly (and including, without limitation, through one or more intermediaries such as a wrap sponsor or as an investor in a Fund for which the Company or any subsidiary or Affiliate thereof acts (or acted) as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer or client of, or otherwise a recipient of Investment Management Services from, (x) the Company or any subsidiary or Affiliate thereof, and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant of the Company or any subsidiary or Affiliate thereof acting on behalf of the Company or any of its subsidiaries or Affiliates, but at such time is not an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management Services from) the Company or any subsidiary or Affiliate thereof (or any of the foregoing Persons acting on their behalf), and (ii) with which Grantee or his department had material, direct interaction with and/or with respect to which Grantee had access to proprietary or confidential information; provided, however, that, from and after the termination of Grantee’s Employment, the term “Past Client” shall thereafter be limited (solely with respect to the Grantee) to those Past Clients who were (directly or indirectly) advisees or investment advisory customers or clients of, or recipients of Investment Management Services from, the Company or any subsidiary or Affiliate thereof, or any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting in any similar capacity) of the Company or any subsidiary or Affiliate thereof, at any time during the two (2) years immediately preceding the date of such termination.

(h)“Performance Measure” (a Performance Criteria under the Plan) shall mean the target for the Performance Period (each as set forth on Exhibit A, as applicable), as established by the Compensation Committee.

(i)“Person” shall mean any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.

(j)“Potential Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) to whom (x) the Company or any subsidiary or Affiliate thereof, and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting

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in any similar capacity) of the Company or any subsidiary or Affiliate thereof, acting on behalf of the Company or any subsidiary or Affiliate thereof in any such case has within one (1) year prior to such time of determination offered (whether by means of a personal meeting, telephone call, letter, written proposal or otherwise) to serve as investment adviser or otherwise provide Investment Management Services, but who is not at such time an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management Services from) the Company or any subsidiary or Affiliate thereof (or any of the foregoing Persons acting on their behalf), and (ii) with which Grantee or his department had material, direct interaction with and/or with respect to which Grantee had access to proprietary or confidential information; provided, however, that, from and after the termination of Grantee’s Employment, the term “Potential Client” shall thereafter be limited (solely with respect to the Grantee) to those Potential Clients to whom such an offer to provide Investment Management Services was made at any time during the one (1) year immediately preceding the date of such termination. The preceding sentence is meant to exclude advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events.

(k)“Present Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person (i) who is at such time of determination, directly or indirectly (and including, without limitation, through one or more intermediaries such as a wrap sponsor, or as an investor in a Fund for which the Company or any subsidiary or Affiliate thereof acts as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management Services from) (x) the Company or any subsidiary or Affiliate thereof and/or (y) any owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant (or persons acting in any similar capacity) of the Company or any subsidiary or Affiliate thereof acting on behalf of the Company or any subsidiary or Affiliate thereof, and (ii) with which Grantee or his department had material, direct interaction with and/or with respect to which Grantee had access to proprietary or confidential information.

3.Termination of Service. If the Grantee’s Employment terminates, this Award may be subject to earlier termination or accelerated vesting as set forth below.

(a)Termination by Reason of Death or Disability. If the Grantee’s Employment terminates by reason of death or disability, the Units subject to this Award shall automatically fully vest at the time of such termination; provided that, if subject to a Performance Measure, the Units subject to this Award shall only vest pursuant to this Section 3(a) if (i) the Compensation Committee has certified that the Performance Measure has been attained on or before the date of termination, and in such case shall vest at the time of such termination in the amount indicated on Exhibit A, or (ii) the attainment of the Performance Measure is not yet determinable as of such date, and in such case shall fully vest at the time of such termination but the vested Units shall remain subject to the attainment of the Performance Measure and no Shares shall be issued and distributed unless and until the Compensation Committee has certified that the Performance Measure has been attained (and shall be issued and distributed at the time of such certification (if any) in the amount indicated on Exhibit A). (For the avoidance of doubt, if the Units subject to this Award (including any Units that vested pursuant to sub-clause (ii) above) are subject to a Performance Measure that the Compensation Committee has certified has not been attained with respect to all or any portion thereof, this Award shall terminate with respect to all of the Units or any portion thereof, as applicable, in accordance with Section 1(b) hereof.)

(b)Other Termination. If the Grantee’s Employment terminates for any reason other than death or disability or in connection with a Change in Control described in Section 1(c), this Award shall, to the extent not already vested as described herein, terminate immediately and be of no further force or effect; in being understood that this Award shall remain outstanding following the date of any termination due to death, disability or in connection with a Change in Control described in Section 1(c) with respect to any Units that have vested pursuant to Sections 1(c)(y) or 3(a)(ii) hereof until the Shares to be issued in respect thereof are issued and distributed or the Award is terminated in accordance with Section 1(c) or 3(a), as applicable.

The Administrator’s determination of the reason that the Grantee’s Employment has terminated shall be conclusive and binding on the Grantee and his or her representatives, legal guardians or legatees.

4.Vesting and Distribution. The Units shall be distributed only in Shares, such that the Grantee shall be entitled to receive one Share for each vested Unit following, if applicable, attainment of the Performance Measure. The Shares shall be issued and distributed to the Grantee pursuant to Section 1 hereof, and the vesting schedule and, if applicable, performance requirements set forth on Exhibit A, with such issuance and distribution of the Shares (whether the Shares are to be held by the Company on the Grantee’s behalf pursuant to Section 13(b) hereof or issued directly to the Grantee) to occur, in all cases, no later than March 15 of the year following the year in which the Units vest, in accordance with the short-term deferral exception under Code Section 409A and the regulations and guidance thereunder.

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5.Dividends; Other Rights. This Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any subsidiary or Affiliate prior to the dates on which the Company delivers Shares to the Grantee. The Grantee is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the payment date with respect to such Share. The Grantee shall have no rights as a shareholder with respect to the Units, and shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

6.	Noncompetition, Intellectual Property and Confidentiality.

(a)During the term of the Grantee’s Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates and for two (2) years thereafter, the Grantee: (i) will not, directly or indirectly, whether as owner, partner, shareholder, member, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any Competing Business (as hereinafter defined) (provided, however, that nothing in this clause (i) shall prohibit the Grantee from acting as an agent for a Competing Business in the course of his or her employment (or other applicable service relationship) for a business which is not a Competing Business); (ii) will not, directly or indirectly, take any action to negotiate or discuss with any person or entity or solicit or entertain from any person or entity, any investment, purchase, proposal, offer or indication of interest regarding (A) any investment in any entity in which the Company or any of its subsidiaries or Affiliates holds any securities or other investment interests or (B) any investment in any other entity with whom the Company or any of its subsidiaries or Affiliates is or was discussing or negotiating any possible investment therein at any time during the one (1) year preceding the termination (if any) of the Grantee’s Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates; and (iii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave Employment with the Company and its subsidiaries or Affiliates (other than terminations of Employment of subordinate employees undertaken in the course of the Grantee’s Employment with the Company or any of its subsidiaries or Affiliates).

For purposes of this Agreement, the term “Competing Business” shall mean (x) a business or a division of a business, conducted anywhere in the world which, as a material part of its business, invests in or acquires boutique or specialist investment managers and advisers or (y) any business, division, corporation or other entity that is, or is affiliated with, a publicly traded company in the Company’s public company peer group. Notwithstanding the foregoing, the Grantee may own up to five percent (5%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

(b)In addition to (and not in limitation of) the provisions of Section 6(a) of this Agreement, the Grantee agrees, for the benefit of the Company and its subsidiaries and Affiliates, that the Grantee shall not, during the term of his or her Employment (or other applicable service relationship) with the Company or any of its subsidiaries or Affiliates and for one (1) year thereafter, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent, consultant or in any other capacity, on behalf of himself or any other Person (other than the Company or a subsidiary or Affiliate thereof while employed by the Company)):

i.Provide Investment Management Services to any Person that is a Client (which includes Past Clients, Present Clients, and Potential Clients);

ii.Solicit or induce (whether directly or indirectly) any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds or accounts with respect to which the Company or any of its subsidiaries or Affiliates provides Investment Management Services to be withdrawn from such management or other services, or (B) causing any Client (including any Potential Client) not to engage the Company or any of its subsidiaries or Affiliates to provide Investment Management Services for any additional funds or accounts (or otherwise attempt to cause any of the foregoing to occur);

iii.Otherwise divert or take away (or seek to divert or take away) any funds or investment accounts with respect to which the Company or any subsidiary or Affiliate thereof provides Investment Management Services; or

iv.Contact or communicate with, whether directly or indirectly, any Past Clients, Present Clients or Potential Clients in connection with providing Investment Management Services to such Persons;

provided, however, that this Section 6(b) shall not be applicable to Clients (including Potential Clients) who are also immediate family members of the Grantee.

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(c)The Grantee understands that the restrictions set forth in Sections 6(a) and 6(b) of this Agreement are intended to protect the Company’s and its subsidiaries’ and Affiliates’ interest in its confidential information and established employee and client relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

(d)The Grantee agrees and acknowledges that any and all presently existing business of the Company and its subsidiaries and Affiliates and all business developed by the Company, any of its subsidiaries or Affiliates, the Grantee and/or any other employee (or other service provider) of the Company and its subsidiaries and Affiliates, including without limitation all client lists, the Company’s deal structures (as represented by the transactions it has completed, attempted or actually proposed), compensation records, agreements, and any other incident of any business developed by the Company or carried on by the Company and all trade names, service marks and logos under which the Company, its subsidiaries and its and their Affiliates do business, including without limitation “Affiliated Managers Group” and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Company or such subsidiary or Affiliate, as applicable, for its or their sole use, and (where applicable) amounts received in respect of the foregoing shall be payable directly to the Company or such subsidiary or Affiliate. The Grantee acknowledges that, in the course of performing services for the Company and otherwise, the Grantee will from time to time have access to information concerning the Company’s, its subsidiaries’ or its Affiliates’ current or proposed businesses, technologies, business relationships, clients, personnel, processes, operations, strategies, plans, methods, investment recommendations, investment processes, investment methodologies, products, confidential records, manuals, data, client and contact lists, trade secrets or financial, corporate, marketing or personnel affairs, which the Company or such subsidiary or Affiliate has not released to the general public and all memoranda, notes, papers, items and tangible media related to thereto (collectively, “Proprietary Information”). The Grantee agrees that Proprietary Information of the Company or any subsidiary or Affiliate thereof is and will be the exclusive property of the Company or such subsidiary or Affiliate, as the case may be, and further agrees to always keep secret and never (during the term of this Agreement or thereafter) publish, divulge, furnish, use or make accessible to anyone (other than in the regular business of the Company or any subsidiary or Affiliate thereof or otherwise at the Company’s request) such Proprietary Information. Anything contained herein to the contrary notwithstanding, this Section 6(d) shall not apply to any knowledge, information or property which (i) is generally known or available to the public or in the public domain, (ii) has been previously disclosed or made available to the public, unless the Grantee knows or has reason to know that such disclosure or availability was the direct or indirect result of the violation or breach of a confidentiality or non-disclosure obligation, or (iii) is required to be disclosed or delivered by any court, agency or other governmental authority or is otherwise required to be disclosed by law.

(e)The Grantee will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets and other works of authorship (collectively, “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by the Grantee (alone or jointly with others) or under Grantee’s direction during Grantee’s Employment. The Grantee acknowledges and confirms that the Grantee hereby assigns and transfers, and will assign and transfer, to the Company and its successors and assigns all the Grantee’s right, title and interest in all Developments that (i) relate to the business of the Company, any subsidiary or Affiliate or any customer of or supplier to the Company or any of the products or services being researched, developed, manufactured, serviced, licensed or sold by the Company or which may be used with such products or services; or (ii) result from tasks assigned to the Grantee by the Company, a subsidiary or an Affiliate; or (iii) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, a subsidiary or an Affiliate (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

(f)Upon termination of the Grantee’s Employment for any reason, all Proprietary Information in the Grantee’s possession or control shall be returned to the Company and remain in its possession. The Grantee will cooperate fully with the Company and its subsidiaries and Affiliates, both during Employment and following termination of Employment for any reason, in order for the Company and its subsidiaries and Affiliates to enforce and protect any of their rights and interests with respect to Proprietary Information, Company-Related Developments, and Intellectual Property Rights in Company-Related Developments, including without limitation whatsoever, signing all papers, copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney which the Company may deem necessary or desirable in order to protect such rights and interests.

7.Remedies Upon Breach. In the event that the Grantee breaches any of the provisions of Section 6 of this Agreement, including without limitation following the termination of the Grantee’s Employment, the entire value of the vested Award (as of the date Grantee’s Employment is terminated, whether or not paid, settled or distributed by the Company),

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shall be paid to or retained by the Company, as applicable, as liquidated damages (the “Liquidated Damages”). The parties agree that in the event of such breach by the Grantee it will be difficult to ascertain with certainty the amount of damages suffered by the Company and its subsidiaries and Affiliates. The amount of the Liquidated Damages represents a reasonable estimate of the damages expected to be suffered by the Company and its subsidiaries and Affiliates as a result of the Grantee’s default and, in any such event, in addition to (and not in limitation of) such other remedies as the Company may have against the Grantee, until the Liquidated Damages are recovered in their entirety, (x) the Company shall be entitled to withhold any payments to which the Grantee otherwise would be entitled (whether pursuant to this Agreement or any other agreement, plan or policy, including without limitation distributions hereunder), and (y) the Grantee, at the request of the Company, shall return all or some incentive compensation (which shall include any compensation distributed or awarded to the Grantee other than base compensation); provided that, any amounts so withheld or returned shall be promptly released to the original payee to the extent it is determined (whether by settlement, judgment or arbitral decision) that such amounts are required to be so released, together with interest thereon as may be agreed or determined in connection with such settlement, judgment or decision. The Grantee agrees that the remedies provided in this Section 7 are reasonably related to anticipated losses that the Company and/or any of its subsidiaries or Affiliates would suffer upon a breach of such provisions by the Grantee. The Grantee recognizes and agrees that the Company’s remedies at law for any breach, or threatened breach, of the provisions of this Agreement would be inadequate, and that for any breach or threatened breach of such provisions by the Grantee, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and enforcement of its rights by an action for specific performance to the extent permitted by law (and without having to post bond), and to an award of reasonable attorney’s fees and costs incurred in connection with securing any of its rights hereunder.

8.Notice of Termination.

(a)    Grantee’s Employment may be terminated at any time by the Company or, if different, any subsidiary or Affiliate of the Company that is the Grantee’s employer (the “Grantee’s employer”), or by the Grantee; provided that, the Grantee shall be required to provide at least six (6) months advance written notice of such termination. For the avoidance of doubt, for purposes of Section 6 of this Agreement, termination of Employment shall be deemed to occur upon delivery of notice of termination by the Grantee.
(b)    Where notice of termination has been delivered by the Grantee, the Company and, if different, the Grantee’s employer shall be under no obligation to provide any activities to Grantee to carry out on behalf of the Company or its subsidiaries or Affiliates, and may require him or her (i) not to attend any premises of the Company or any subsidiary or Affiliate thereof, (ii) to resign with immediate effect from any offices he or she holds with the Company or any subsidiary or Affiliate thereof (or any Client thereof), (iii) to refrain from any business contact with any Clients, partners or employees of the Company or any subsidiary or Affiliate thereof, and (iv) to take any leave time he or she has accrued under the policies of the Company or any subsidiary or Affiliate thereof.
(c)    Notwithstanding the foregoing, if the Grantee is a party to an employment agreement with the Company or any subsidiary or Affiliate thereof, any terms of such employment agreement shall supersede and apply in precedence to the provisions of clauses (a) and (b) of this Section 8 and clauses (a) and (b) of this Section 8 shall not be taken to amend the related terms of such employment agreement.
(d)    In connection with the termination of Grantee’s Employment, the Grantee shall reasonably cooperate with the Company and, if different, the Grantee’s employer, to prepare a communication plan regarding Grantee’s departure, and Grantee shall not make any other public statement regarding his or her departure without the prior written consent of the Company.
9.Nondisparagement. In exchange for the consideration herein, the Grantee agrees that he/she will not make any disparaging, derogatory, damaging, and/or critical statements concerning the Company or any subsidiaries or any of their respective affiliates, partners, officers, directors, employees, services, products and/or activities.

10.Third-Party Agreements and Rights.

(a)    The Grantee hereby confirms that he or she is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Grantee’s use or disclosure of information or the Grantee’s engagement in any business. In the Grantee’s work for the Company or any of its subsidiaries or Affiliates, the Grantee will not disclose or use any information in violation of any rights of any such previous employer or other party.
(b)    The Grantee’s employer, if different than the Company, is an intended third-party beneficiary under this Agreement and may enforce the terms of clauses 6, 7, 8, 9, 12 and 13 of this Agreement. This right is

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subject to (i) the rights of the parties hereto to rescind or vary this Agreement without the consent of any such subsidiary or Affiliate and (ii) the other terms and conditions of this Agreement and the Plan.
11.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution or as permitted by the Administrator. The Grantee may transfer, without consideration for the transfer, the Award to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee (and, as required by the Administrator, the beneficiaries or members of such transferee) agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Agreement.

12.Certain Tax Matters. To the extent permitted by law, the Company, the Grantee’s employer or their agents shall have the right to withhold or deduct from any distributions (including any Shares acquired or otherwise deliverable and the payment of dividends with respect to such Shares) or payments to the Grantee the minimum amount of taxes and any social security contributions required to be withheld or deducted by federal, state or local governments. The Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her promptly paying to the Company or the Grantee’s employer in cash (or by such other means as may be acceptable to the Company or the Grantee’s employer in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Shares or Shares acquired hereunder or by the withholding of amounts from any payment hereunder) the minimum amount of taxes and any social security contributions required to be withheld in connection with such award, vesting or payment. Such payment by the Grantee shall be made no later than the date as of which any Shares or other amounts provided hereunder first become includable in the gross income of the Grantee for U.S. federal income tax purposes or as otherwise required by the Company or the Grantee’s employer under applicable law.

13.Miscellaneous.
(a)The Units are subject to adjustment in accordance with the provisions of Section 7 of the Plan.

(b)The Company shall maintain an account on its books in the name of the Grantee which shall reflect the number of Units awarded to the Grantee and the number of Shares the Grantee is eligible to receive thereunder. The Grantee acknowledges and agrees that the Company will (i) hold all vested Units and all Shares issued and distributed in respect thereof pursuant to this Award on behalf of the Grantee, until such time as the Grantee submits a request for delivery, and (ii) exercise voting rights and take all other corporate actions for any Shares issued pursuant to this Award for such time as such Shares may be held by the Company on behalf of the Grantee, unless the Grantee provides written notice to the Vice President of Human Resources to the contrary.

(c)Notice hereunder shall be given (i) to the Company at its principal place of business, and (ii) to the Grantee at the address on file in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(d)The Grantee hereby acknowledges and agrees to the following: (i) this Award is offered to the Grantee at the complete discretion of the Company; (ii) the Plan and this Award do not form part of any contract of employment between Grantee and the Company or any of its subsidiaries or Affiliates and do not confer upon the Grantee any rights with respect to continuance as an employee (or other service provider) of the Company or any of its subsidiaries or Affiliates; (iii) this Award will not affect any right the Company or any of its subsidiaries or Affiliates may have under any employment agreement with the Grantee or under applicable law to terminate the employment of the Grantee at any time with or without Cause; (iv) this Award is not part of the Grantee’s base salary or wages and will not be taken into account in determining any other employment-related rights that the Grantee may have, such as any rights the Grantee may have to pension or severance pay; and (v) this Award does not confer on the Grantee any implied right or entitlement to the exercise of any discretion in his or her favor with respect to any discretionary terms in this Award.

(e)The Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of his employment with the Company, or any of its subsidiaries or Affiliates for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to this Award as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this Section 13(e) and the Grantee’s terms of employment, this Section 13(e) shall take precedence.

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(f)Pursuant to Section 10 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Award for any purpose that may at the time be permitted by law, but no such action may be taken that materially and adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent.

(g)To the extent permitted by applicable law, the Grantee hereby consents to the holding, processing and transfer of data relating to him or her (including sensitive personal data as defined in the UK Data Protection Act 1998) by: (i) the Company and any of its subsidiaries and Affiliates; (ii) any person providing services to the Company, its subsidiaries or Affiliates (including, but not limited to, any third party broker, registrar or administrator); and (iii) any trustee appointed by the Company, its subsidiaries or Affiliates, in each case for all purposes relating to the administration or operation of the Plan including the grant, holding or vesting of an Award and the delivery, holding or sale of Stock and, to the extent permitted by applicable law, this consent includes consent to the transfer of such data to countries outside the European Economic Area even if the country in question does not maintain adequate data protection standards.

(h)The provisions of this Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(i)Notwithstanding anything herein to the contrary, this Award shall be, and the Grantee hereby acknowledges that it is, subject to and governed by all the terms and conditions of the Plan.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Grant Date.

AFFILIATED MANAGERS GROUP, INC.

By: __________________________
David M. Billings
Executive Vice President, General Counsel
and Secretary

Please execute this Agreement and return it to the Vice President of Human Resources.

_______________________________
Grantee

[Form of Award Agreement]

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Exhibit 10.1